                     ISCO, INC. RETIREMENT PLU$ PLAN

                   Financial Statements And Supplemental

                      Schedules For The Years Ended

                          July 31, 1996 And 1995

                     And Independent Auditors' Report

                         ISCO, INC. RETIREMENT PLU$ PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                        AND INDEPENDENT AUDITORS' REPORT


                                TABLE OF CONTENTS

                                                                            Page


FINANCIAL STATEMENTS:

  Independent Auditors' Report                                                41

  Statements of Net Assets Available for Benefits                             42

  Statements of Changes in Net Assets Available for Benefits                  43

  Notes to Financial Statements                                               44



SUPPLEMENTAL SCHEDULES:

  Item 27a - Schedule of Assets Held for Investment
     Purposes - July 31, 1996                                                 50

  Item 27d - Schedule of Reportable Transactions -
     Year Ended July 31, 1996                                                 51


  Schedules not filed herein are omitted because of the absence of the conditions under which they are required.

                          INDEPENDENT AUDITORS' REPORT
Plan Committee
Isco, Inc. Retirement Plu$ Plan
Lincoln, Nebraska

We have audited the accompanying statements of net assets available for benefits of the Isco, Inc. Retirement Plu$ Plan as of July 31, 1996 and 1995 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Isco, Inc. Retirement Plu$ Plan as of July 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes as of July 31, 1996, and (2) reportable transactions for the year ended July 31, 1996, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund is the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

Deloitte & Touche LLP

Lincoln, Nebraska

October 9, 1996

                         ISCO, INC. RETIREMENT PLU$ PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                             (amounts in thousands)


                                   July 31, 1996                       July 31, 1995
                         --------------------------------    -------------------------------
                         Supplemental Information            Supplemental Information
                                 by Fund                             by Fund
                         ------------------------            -----------------------
                         Employer    Participant             Employer    Participant
                         Directed     Directed      Total    Directed     Directed     Total
                         --------    -----------   -------   --------    -----------  -------
Investments, at fair
    value as deter-
    mined by quoted
    market prices
    (Note C):
  Money market funds       $271       $ 1,687      $ 1,958     $  --       $   --     $   --
  Mutual funds               --        12,706       12,706       226        13,388     13,614
  Isco, Inc. common
    stock fund               --           643          643        --           741        741
Investments, at
    estimated fair
    value:
  Other investments          88            --           88       117           --         117
                           ----       -------      -------     -----       -------    -------
                            359        15,036       15,395       343        14,129     14,472

Participant loans            --           513          513        --           442        442
                           ----       -------      -------     -----       -------    -------

  Total investments         359        15,549       15,908       343        14,571     14,914

Employer contributions
    receivable               --            97           97        --           383        383
Accrued income                1            --            1         6           --           6
                           ----       -------      -------     -----       -------    -------

  Net assets available
    for benefits           $360       $15,646      $16,006      $349       $14,954    $15,303
                           ----       -------      -------     -----       -------    -------
                           ----       -------      -------     -----       -------    -------


The accompanying notes are an integral part of the financial statements

                    ISCO, INC. RETIREMENT PLU$ PLAN
     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        (amounts in thousands)


                                                               July 31, 1996                         July 31, 1995
                                                     --------------------------------      --------------------------------
                                                     Supplemental Information              Supplemental Information
                                                             by Fund                               by Fund
                                                     ----------------------                -----------------------
                                                     Employer   Participant                Employer    Participant
                                                     Directed    Directed      Total       Directed     Directed     Total
                                                     --------   -----------   -------      --------    -----------  -------
Investment income (Note C and G):
   Dividends, interest, and other income               $ 34       $ 1,168     $ 1,202        $   26       $   719   $   745
   Net realized and unrealized
     appreciation(depreciation) in fair
     value of investments                                (4)         (520)       (524)          --          1,509     1,509
                                                       ----       -------     -------        ------       -------   -------
Net investment income                                    30           648         678            26         2,228     2,254
                                                       ----       -------     -------        ------       -------   -------

Contributions:
   Employer annual profit sharing                        --            97          97           --            383       383
   Employer 401(k) matching                              --           148         148           --            140       140
   Participant                                           --           774         774           --            730       730
                                                       ----       -------     -------        ------       -------   -------
                                                         --         1,019       1,019           --          1,253     1,253
                                                       ----       -------     -------        ------       -------   -------
   Total additions                                       30         1,667       1,697            26         3,481     3,507

Benefits paid                                           (19)         (975)       (994)          (15)         (472)     (487)
Transfers                                                --            --          --          (804)          804       --
                                                       ----       -------     -------        ------       -------   -------
   Increase (decrease)in net assets
     available for benefits                              11           692         703          (793)        3,813     3,020

Net assets available for benefits:
   Beginning of year                                    349        14,954      15,303         1,142        11,141    12,283
                                                       ----       -------     -------        ------       -------   -------

   End of year                                         $360       $15,646     $16,006        $  349       $14,954   $15,303
                                                       ----       -------     -------        ------       -------   -------
                                                       ----       -------     -------        ------       -------   -------


The accompanying notes are an integral part of the financial statements

                      ISCO, INC. RETIREMENT PLU$ PLAN
                       NOTES TO FINANCIAL STATEMENTS
                    Years ended July 31, 1996 and 1995
             (Columnar amounts in thousands, except share data)


A. DESCRIPTION OF PLAN

General - The following brief description of the Isco, Inc. Retirement Plu$ Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information. The Plan was established effective August 1, 1972 to provide retirement benefits for the employees of Isco, Inc. (the Company). The Plan was last amended effective August 1, 1995. Effective August 1, 1987, a 401(k) salary reduction option was incorporated into the Plan. Employees are eligible for participation after they have completed one year of service and are at least 21 years of age. A year of service is defined as the accumulation of 1,000 hours of credited service during a one-year period beginning on the employment date.

Participant contributions, employer 401(k) matching contributions, and employer annual profit sharing contributions, are invested at Twentieth Century Investors under the direction of the plan participants.

Funding - Contributions to the Plan are provided from the following sources:

Employer Annual Profit Sharing Contribution (Participant Directed) - The Employer is required to contribute an amount equal to the lesser of 7% of the current net profit of the Company or the maximum amount allowed by the Internal Revenue Code. The contributed amount received by each participant is based on their percentage of total eligible compensation.

Participant Contributions (Participant Directed) - Plan participants may elect to reduce their compensation by a maximum of 12%, subject to IRS limitations. The Employer then contributes the amount of reduction in compensation to the Plan on behalf of each participant.

Employer 401(k) Matching Contribution (Participant Directed) - The Employer is required to match 20% of the contribution made on behalf of each participant electing salary reductions up to a maximum of 10% of the participant's eligible compensation.

Participant Accounts - Each participant's account is credited with the participant's contribution, the Company's matching contribution and the allocated portion of: the Company's annual contribution, and the forfeited portion of terminated participants' non-vested accounts. Any 401(k) forfeitures are allocated, based on a participant's contributions to the 401(k) plan during the year. The Company's annual contribution and forfeitures are allocated to each participant's account based on the percentage of the participant's eligible compensation for the plan year to the total compensation of all eligible participants for the plan year. Earnings are credited directly to each investment option in which the participant had an investment on the record date of the dividend or interest distribution.

Vesting - Participant contributions (i.e. employee salary reduction amounts) and participant rollover contributions are immediately fully vested and nonforfeitable. Employer profit sharing contributions and the Employer 401(k) matching contributions vest 20% upon completion of three years of credited service, increasing 20% per year until fully vested upon completion of seven years of credited service.

Plan participants are eligible for normal retirement at age 65 but may elect to retire at a later date. Upon attainment of 65 years of age, death, or determination of disability, a participant becomes 100% vested regardless of the number of credited years of service completed.

Plan Expenses - As an additional benefit to the participants, the Employer, without reimbursement, pays for all costs required to administer the Plan. These costs are not reflected in the financial statements.


B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments - Investments are stated at fair value. Fair value of marketable securities is determined by reference to the closing quoted price by the exchange on which the security is listed or the closing net asset value as reported by the mutual fund. Participant loans are stated at their outstanding principal balance. The amounts shown in Note C for securities that do not have a quoted market price represent fair value estimated by an independent third party.

Investment transactions are recognized on a settlement date basis. The net realized and unrealized appreciation (depreciation) of investments is recognized in the statements of changes in net assets available for benefits. The fair value at the beginning of the plan year, or the purchased cost if acquired during the year, is used in determining realized and unrealized gains and losses on the sale of each investment.

Employer Directed - Employer directed funds are invested in the Restricted Fund, which is managed by the employer. Assets in the Restricted Fund at July 31, 1996 include: Balcor Pension Investors II and III, Bankers Trust Stable Value Government Trust, and Chase
Manhattan Bank Pooled Investment. Transfers from the Restricted Fund to the Unrestricted Fund are directed by the Plan Committee.

Participant Directed - Participant directed contributions may be invested in one or more of seven funds. A summary description of each investment alternative follows:

Bankers Trust Stable Value Government Trust Fund - A fund which seeks to provide current income while maintaining a stable share price. It is managed by Bankers Trust Company Investment Management Group.

Twentieth Century Premium Managed Bond Fund - A fund which seeks a high level of income from a portfolio of longer-term bonds and other debt obligations. The fund pays a reduced management fee.

Twentieth Century Balanced Investors Fund - A fund which seeks capital growth and current income by investing in equity securities with prospects for growth and in investment grade bonds and other fixed income securities.

Twentieth Century Select Investors Fund - A fund comprised primarily of income-producing equity securities of larger companies possessing potential for appreciation.

Twentieth Century Ultra Investors Fund - A fund comprised primarily of equity securities of medium and smaller companies with the potential for appreciation.

Twentieth Century International Equity Fund - A fund which seeks capital growth by investing primarily in an internationally diversified portfolio of common stocks.

Isco, Inc. Common Stock Fund - A fund invested primarily in Isco, Inc. common stock. Isco, Inc. is a related party and sponsor of the Plan.

Benefits Payable - The Plan's policy is to record benefit payments upon distribution to the participants. Benefits payable to retired and terminated participants were $830,203 and $34,039 at July 31, 1996 and 1995, respectively.

Contributions - Employer profit sharing contributions are computed as of the end of the Employer's fiscal year and are recorded by the Plan in the corresponding period, but allocated to participants' accounts in the plan quarter in which the profit sharing contribution is made to the Plan. Participant contributions are recorded in the period in which the bi-weekly payroll deductions are made. The Employer 401(k) matching contributions are also recorded in the period that the payroll deductions are made.

C. INVESTMENTS

The following schedule presents the fair values of investments.

                                  July 31, 1996
------------------------------------------------------------------------
                                                     Number of
                                                      Shares/     Fair
                                                       Units      Value
                                                     ---------   -------
Investments at fair value as determined
    by quoted market price:
 Money Market:
  Bankers Trust Stable Value Government Trust Fund   1,945,541   $ 1,946
  Chase Manahattan Bank Pooled Investment               12,036        12


 Mutual Funds:
  Twentieth Century - International Equity Fund        129,942     1,034
  Twentieth Century - Ultra Investors Fund             118,544     3,066
  Twentieth Century - Select Investors Fund            139,150     5,066
  Twentieth Century - Balanced Investors Fund          155,797     2,649
  Twentieth Century - Premium Managed Bond Fund         91,224       891

 Other Investments:
  Isco, Inc. Common Stock Fund                          66,354       643

Investments at estimated fair value:
 Balcor Pension Investors II                               101        43
 Balcor Pension Investors III                              202        45
                                                                 -------
    Total Investments at Fair Value                              $15,395
                                                                 -------
                                                                 -------

                                  July 31, 1995
------------------------------------------------------------------------
                                                     Number of
                                                      Shares/     Fair
                                                       Units      Value
                                                     ---------   -------
Investments at fair value as determined
    by quoted market price:
 Money Market:
  Bankers Trust Stable Value Government Trust Fund   1,577,744   $ 1,578

 Mutual Funds:
  Twentieth Century - International Equity Fund        148,010     1,109
  Twentieth Century - Ultra Investors Fund             101,631     2,701
  Twentieth Century - Select Investors Fund            119,573     4,772
  Twentieth Century - Balanced Investors Fund          148,411     2,594
  Twentieth Century - Premium Managed Bond Fund         87,278       860

 Other Investments:
  Isco, Inc. Common Stock Fund                          69,472       741

Investments at estimated fair value:
 Balcor Pension Investors II                               101        47
 Balcor Pension Investors III                              202        70
                                                                 -------
    Total Investments at Fair Value                              $14,472
                                                                 -------
                                                                 -------

During the years ended July 31, 1996 and 1995, the Plan's investments appreciated(depreciated) by $(523,908) and $1,509,435 respectively, as follows:

Net Realized and Unrealized Appreciation (Depreciation) in Fair Value

                                                    Year Ended July 31,
                                                    -------------------
                                                       1996      1995
                                                      ------    ------
Investments at fair value as determined by
     quoted market price:
  Mutual Funds:
    Twentieth Century - International Equity Fund     $  61     $    6
    Twentieth Century - Ultra Investors Fund            (42)       682
    Twentieth Century - Select Investors Fund          (406)       402
    Twentieth Century - Balanced Investors Fund         (70)       294
    Twentieth Century - Premium Managed Bond Fund        (8)        30

  Other Investments:
    Isco, Inc. Common Stock Fund                        (55)        97

Investments at estimated fair value:
  Other                                                  (4)        (2)
                                                      -----     ------
                                                      $(524)    $1,509
                                                      -----     ------
                                                      -----     ------
D. PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it may do so at any time by giving 30 days notice to the Plan Committee, the Plan Administrator, and the Trustee. In the event of such termination, Plan assets would be valued and participants' accounts would be adjusted to reflect the allocation of net gains and losses of the underlying investments. At that time, participants' accounts would become fully vested and nonforfeitable.

E. FEDERAL INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 7, 1995, which states that the Plan, as amended June 17, 1994, meets the requirements of Section 401(a) of the Internal Revenue Code and is, therefore, exempt from Federal income tax under
Section 501(a) of the Code. The Plan administrator believes that the Plan is in compliance with current regulations. Therefore, no provision for income taxes is provided in the financial statements of the Plan.

Plan income, participant pretax contributions, and employer contributions represent taxable income to the participating employees at the time of distribution.

F. FUND INFORMATION

Participant contributions, benefit payments, and dividends, interest and other income by fund are as follows for the years ended July 31, 1996 and 1995.


                                         1996     1995
                                        ------    ----

Participant contributions:
   Stable Value Government Trust        $   68    $ 65
   International Equity Fund                87      89
   Ultra Investors Fund                    235     198
   Select Investors Fund                   206     205
   Balanced Investors Fund                 106     100
   Premium Managed Bond Fund                30      30
   Isco, Inc. Common Stock Fund             42      43
                                        ------    ----

          Total                         $  774    $730
                                        ------    ----
                                        ------    ----


Benefits paid:
   Stable Value Government Trust        $  128    $  7
   International Equity Fund                53      22
   Ultra Investors Fund                    247      49
   Select Investors Fund                   237     156
   Balanced Investors Fund                 243     151
   Premium Managed Bond Fund                21      50
   Isco, Inc. Common Stock Fund             19      26
   Participant loans                        27      11
                                        ------    ----

          Total                         $  975    $472
                                        ------    ----
                                        ------    ----


Dividends, interest, and other income:
   Stable Value Government Trust        $   86    $ 72
   International Equity Fund                 1      41
   Ultra Investors Fund                    145      59
   Select Investors Fund                   600     346
   Balanced Investors Fund                 226     107
   Premium Managed Bond Fund                55      50
   Isco, Inc. Common Stock Fund             13      13
   Participant loans                        42      31
                                        ------    ----

          Total                         $1,168    $719
                                        ------    ----
                                        ------    ----

                         ISCO, INC. RETIREMENT PLU$ PLAN

                                    PN 001
                               EIN #47-0461807
                (amounts in thousands, except per share/unit data)

            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES


                                               July 31, 1996
---------------------------------------------------------------------------------------------
Column B                                            Column C              Column D   Column E
--------                                            --------              --------   --------
                                                  Description of
                                               investment including
                                                collateral, rate of
Identity of issue, borrower, lessor or        interest, maturity date,                Current
            similar party                       par or maturity value       Cost       Value
--------------------------------------------  ------------------------     -------   --------
Money Market:
-------------
*Bankers Trust Stable Value Government
  Trust Fund                                      1,945,541 shares         $1,944    $ 1,946
*Chase Manhattan Bank Pooled Investment              12,036 shares             12         12

Mutual Funds:
*Twentieth Century Select Investors Fund            139,150 shares          5,472      5,066
*Twentieth Century Balanced Investors Fund          155,797 shares          2,439      2,649
*Twentieth Century Premium Managed Bond              91,224 shares            911        891
*Twentieth Century Ultra Investors Fund             118,544 shares          2,690      3,066
*Twentieth Century International
  Equity Fund                                       129,942 shares            953      1,034

Other Investments:
------------------
*Isco, Inc. Common Stock Fund                        66,354 shares            721        643
*Participant loans                            Interest rates ranging
                                              from 7.25% - 10.50%
                                              maturing August 1996
                                              - June 2001                      --        513

Balcor Pension Investors II                           101 units                61         43
Balcor Pension Investors III                          202 units                60         45
                                                                                     -------
*Party-in-interest                                                                   $15,908
                                                                           -----------------
                                                                           -----------------

                                                 ISCO, INC. RETIREMENT PLU$ PLAN

                                                             PN 001
                                                         EIN #47-0461807
                                                     (amounts in thousands)

                               ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                             SINGLE TRANSACTIONS

                                      FOR THE YEAR ENDED JULY 31, 1996



    Column A                   Column B                      Column C    Column D     Column G     Column H        Column I
----------------    -----------------------------------     ----------  ----------   ----------  ---------------  ---------
                                                                                                 Current Value
  Identity of                                                Purchase     Selling      Cost of   on Transaction    Net Gain
 Party Involved              Description of Asset             Price       Price         Asset         Date         or (Loss)
----------------    -----------------------------------     ----------  ----------   ----------  ---------------  ---------
*Bankers Trust       Stable Value Government Trust Fund        $789       $  --         $789          $789           $  --

*Party-in-interest

                                  ISCO, INC. RETIREMENT PLU$ PLAN

                                              PN 001
                                          EIN #47-0461807
                    (amounts in thousands, except number of transactions data)

                          ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                      SERIES OF TRANSACTIONS

                                 FOR THE YEAR ENDED JULY 31, 1996

    Column A                   Column B                        Column C        Column D         Column E        Column F
------------------   -------------------------------        --------------  -------------    --------------   -----------
                                                                             Total Dollar
  Identity of                                                  Number of       Value of       Total Dollar      Net Gain
 Party Involved              Description of Asset             Transactions     Purchases     Value of Sales     or (Loss)
------------------   -------------------------------        --------------  -------------    --------------   -----------
*Twentieth Century   Select Investors Fund                         71           $1,522          $                 $
*Twentieth Century   Select Investors Fund                         65                              822             (13)
*Twentieth Century   Balanced Investors Fund                       45              469
*Twentieth Century   Balanced Investors Fund                       60                              345              41
*Twentieth Century   Ultra Investors Fund                          85            1,835
*Twentieth Century   Ultra Investors Fund                          62                            1,428             155
*Bankers Trust       Stable Value Government Trust Fund           108            2,807
*Bankers Trust       Stable Value Government Trust Fund            59                            2,439              --

*Party-in-interest